EXHIBIT 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of September 15, 2014, is by and between Cigna Corporation, a Delaware corporation (“Cigna”) and Herbert Fritch (“Employee”).

WHEREAS, Cigna and Employee are parties to the Executive Retention Agreement dated as of October 24, 2011, as amended by the Agreement between Cigna and Employee dated as of December 7, 2011 (as amended, the “Retention Agreement”), which sets forth the terms and conditions of Employee’s retention by the Company; and

WHEREAS, Cigna and Employee desire to amend the Retention Agreement to modify the number of Employee’s Restricted Cigna Shares subject to the “Lock-Up” restrictions set forth therein;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Terms not defined herein shall have the meaning set forth in the Retention Agreement.

2.      Effective as of the date hereof, Section 6(a) of the Retention Agreement is hereby deleted in its entirety and replaced with the following:

“6.       Lock-Up of Cigna Shares.

(a)        Subject to Section 6(b), until the earlier of the date set forth in Appendix A as the Lock-Up Date and the termination of Employee’s employment with Cigna and its subsidiaries (1) for Good Reason, (2) without Cause or (3) by reason of Employee’s death or disability (the “Lock-Up Period”), Employee shall not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly:

•	The shares of Cigna common stock acquired through the exercise of the following stock option Rollover Awards:

Grant Date	Strike Price	Number of Options

2/13/2009	$12.25	63,043
2/11/2010	$14.40	138,752
3/7/2011	$30.13	35,996
3/7/2011	$30.13	35,996

or;

•	11,799 shares of Cigna common stock acquired through the settlement of restricted share Rollover Awards; or

•	69,202 Cigna Exchange Shares, as defined in the Agreement between Cigna and Employee dated December 7, 2011

(together, the “Restricted Cigna Shares”) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Cigna Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Restricted Cigna Shares, in cash or otherwise (any such transaction described in clause (i) or (ii), a “Transfer”).”

3.      Except as expressly modified hereby, the Retention Agreement shall continue unmodified and in full force and effect.

4.      Nothing herein shall be deemed to create an employment contract, and Employee acknowledges that Employee’s employment by the Company is terminable at will by either party with or without cause and with or without notice.  This Agreement may not be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Employee and a duly authorized officer of the Company.  Each party shall perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry out the provisions of this Agreement.

5.      This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together constitute one and the same instrument.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

CIGNA CORPORATION

By:	/s/ John M. Murabito
John M. Murabito
Its: Executive Vice President of Human Resources and Services

Herbert A. Fritch

/s/ Herbert A. Fritch